Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-162864) pertaining to the No.3 Executive Share Option Scheme, 2000 Share Option Plan, International Sharesave Plan, 1997 Sharesave Scheme, Irish Sharesave Plan, 2003 Share Option Plan (Canada), Perpetual Unapproved Share Option Scheme, and Trimark Executive Stock Option Plan of Invesco Ltd.,

(2) Registration Statement (Form S-8 No. 333-103609) pertaining to the Global Stock Plan, No.3 Executive Share Option Scheme, and International Sharesave Plan of Invesco Ltd.,

(3) Registration Statement (Form S-8 No. 333-98037) pertaining to the AMVESCAP Sharesave Plan of Invesco Ltd.,

(4) Registration Statement (Form S-8 No. 333-10602) pertaining to the AMVESCAP Global Stock Plan, the Executive Share Option Scheme, the AIM Option Plans and the AMVESCAP Sharesave Plan of Invesco Ltd.,

(5) Registration Statement (Form S-8 No. 333-8962) pertaining to the AMVESCAP Global Stock Plan, Executive Share Option Scheme and the AIM Option Plans of Invesco Ltd.,

(6) Registration Statement (Form S-8 No. 333-150970) pertaining to the Invesco Ltd. 2008 Global Equity Incentive Plan,

(7) Registration Statement (Form S-8 No. 333-166919) pertaining to the Invesco Ltd. 2010 Global Equity Incentive Plan (ST),

(8) Registration Statement (Form S-8 No. 333-174584) pertaining to the Invesco Ltd. 2011 Global Equity Incentive Plan,

(9) Registration Statement (Form S-8 No. 333-181536) pertaining to the Invesco Ltd. 2012 Employee Stock Purchase Plan, and

(10) Registration Statement (Form S-3 No. 333-184744) of Invesco Ltd.;

of our report dated February 22, 2013, (except for Note 22, as it relates to the year ended December 31, 2012, as to which the date is November 6, 2013) with respect to the consolidated financial statements of Invesco Ltd., included in this Form 10-K, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

February 20, 2015
Atlanta, Georgia